Exhibit 32.1
Certification of Chief Executive Officer
In connection with the Quarterly Report of Altra Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September 27, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael L. Hurt, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that to the best of my knowledge:
1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
This certificate is being furnished solely for purposes of Section 906.

Date: November 6, 2008	By:	/s/ Michael L. Hurt
		Name:	Michael L. Hurt
		Title:	Chairman and Chief Executive Officer